UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2017

SOUTHWEST GEORGIA FINANCIAL CORPORATION

(Exact name of Registrant as Specified in its Charter)

Georgia	001-12053	58-1392259
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

201 First Street, S.E.
Moultrie, Georgia	31768
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (229) 985-1120

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 28, 2017, the Southwest Georgia Financial Corporation Board of Directors promoted Donna Lott to Executive Vice President of the Corporation. Also, the Southwest Georgia Bank Board of Directors promoted her to Executive Vice President and Cashier of the Bank.  She began her banking career in 1998 with Southwest Georgia Bank and currently serves as the Operations Division Head and Cashier.  She attended Auburn University where she graduated Magna Cum Laude in 1998 with a Bachelor’s Degree in Business Administration majoring in finance.  Donna is a 2003 graduate of the Georgia Bankers Association Banking School and a 2006 graduate of The Graduate School of Banking at Louisiana State University.  She is a member of the Kiwanis Club of Moultrie and is a past president.  She also has served on the board of the United Way of Colquitt County and is a past president.  Donna and her husband, McLean, make their home in Moultrie, Georgia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOUTHWEST GEORGIA FINANCIAL CORPORATION

BY:	/s/George R. Kirkland
GEORGE R. KIRKLAND
EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL
OFFICER, AND TREASURER

Date: July 7, 2017